UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2020

Blackstone / GSO Secured Lending Fund

(Exact name of registrant as specified in its charter)

Delaware	814-01299	82-7020632
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

345 Park Avenue, 31st Floor New York, NY	10154
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 503-2100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b–2 of t Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective November 4, 2020, Robert Harteveldt resigned from his position as a trustee of Blackstone / GSO Secured Lending Fund (the “Company”). Mr. Harteveldt’s resignation was not a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Effective November 5, 2020, the board of trustees (the “Board”) of the Company appointed James F. Clark to the Board and as a member of the Board’s Audit Committee and Nominating and Governance Committee. Mr. Clark’s appointment brings the total number of trustees on the Board to seven, four of whom are not “interested persons” of the Company as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended.

Mr. Clark has served as a Partner with Sound Shore Management, Inc. (“Sound Shore”) since 2004. At Sound Shore, Mr. Clark is a generalist on the investment team, responsible for the firm’s investments in energy, industrials, materials, utilities, and consumer staples stocks. His tenure also includes having served on Sound Shore’s Investment Committee and operating committee. Previously, Mr. Clark worked at Credit Suisse First Boston from 1984 to 2004, most recently as a Managing Director from 1996 to 2004. At Credit Suisse First Boston, Mr. Clark served as Head of US Equity Research from 2000-2004, and as the firm’s International and Domestic Oil Analyst from 1989-2000. Mr. Clark was selected to Institutional Investor magazine’s All America Research teams for both International and Domestic Oils from 1993-1999. Mr. Clark was also recognized by the Wall Street Journal as an All-Star Analyst from 1994 to 1999, and named to that newspaper’s All-Star Analyst Hall of Fame in 1998 and 1999. Mr. Clark has an MBA from Harvard University and a BA from Williams College, cum laude and with highest honors.

Mr. Clark has not been elected to serve as a trustee pursuant to any agreement or understanding with the Company or any other person and there are no transactions in which Mr. Clark has an interest requiring disclosure under Item 404(a) of Regulation S-K. Mr. Clark will receive the standard compensation paid by the Company to its trustees that are not “interested persons.”

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKSTONE / GSO SECURED LENDING FUND

Date: November 6, 2020	By:	/s/ Marisa J. Beeney
Name: Marisa J. Beeney
Title: Chief Compliance Officer, Chief Legal Officer and Secretary